Wingstop Announces Additional $500 Million Share Repurchase Authorization
DALLAS, December 5, 2024 – Wingstop Inc. (NASDAQ: WING) today announced that its board of directors approved the purchase of up to an additional $500 million of its outstanding shares of common stock under its existing share repurchase program, effective immediately. This repurchase program follows the substantial completion of purchases of common stock under the inaugural $250 million repurchase authorization from August 2023. With this additional repurchase authorization, the Company anticipates executing a $250 million accelerated share repurchase ("ASR") program that will commence in the fourth quarter of 2024.
"We believe our asset-lite, highly-franchised model enables industry-leading shareholder returns," commented Alex Kaleida, Chief Financial Officer, "Since becoming a public company in 2015, we have returned more than $1 billion of capital to shareholders. Our share repurchase program is another example of the long-term value creation enabled by our category of one operating model."
Repurchases under the program may be made in the open market, in privately negotiated transactions or by other means, including through trading plans intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 and accelerated share repurchase agreements, with the amount and timing of repurchases to be determined at Wingstop’s discretion, depending on market and business conditions, prevailing stock prices, and contractual limitations, among other factors. Open market repurchases will be structured to occur in accordance with applicable federal securities laws. This program does not obligate Wingstop to acquire any particular amount of common stock, or at any specific time or intervals and may be modified, suspended or terminated at any time at Wingstop's discretion.
Wingstop expects to fund repurchases with existing cash and cash equivalents, including the proceeds from its recently completed $500 million financing transaction which closed on December 3, 2024.
About Wingstop
Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 2,450 locations worldwide. The Wing Experts are dedicated to Serving the World Flavor through an unparalleled guest experience and a best-in-class technology platform, all while offering classic and boneless wings, tenders, and chicken sandwiches, cooked to order and hand sauced-and-tossed in fans’ choice of 12 bold, distinctive flavors. Wingstop’s menu also features signature sides including fresh-cut, seasoned fries and freshly-made ranch and bleu cheese dips.

In fiscal year 2023, Wingstop’s system-wide sales increased 27.1% to approximately $3.5 billion, marking the 20th consecutive year of same store sales growth. With a vision of becoming a Top 10 Global Restaurant Brand, Wingstop’s system is comprised of corporate-owned restaurants and independent franchisees, or brand partners, who account for approximately 98% of Wingstop’s total restaurant count of 2,458 as of September 28, 2024.

A key to this business success and consumer fandom stems from The Wingstop Way, which includes a core value system of being Authentic, Entrepreneurial, Service-minded, and Fun. The Wingstop Way extends to the brand’s environmental, social and governance platform as Wingstop seeks to provide value to all guests.

In 2023, Wingstop earned its “Best Places to Work” certification. The Company landed on Entrepreneur Magazine’s “Fastest-Growing Franchises” list and ranked #16 on “Franchise 500.” Wingstop was listed on Technomic’s “Top 500 Chain Restaurant Report,” QSR Magazine’s “2023 QSR 50” and Franchise Time’s “40 Smartest-Growing Franchises.”

For more information, visit www.wingstop.com or www.wingstop.com/own-a-wingstop and follow @Wingstop on X, Instagram, Facebook, and TikTok. Learn more about Wingstop’s involvement in its local communities at www.wingstopcharities.org. Unless specifically noted otherwise, references to our website addresses, the website addresses of third parties or other references to online content in this press release do not constitute incorporation by reference of the information contained on such website and should not be considered part of this release.

Forward-looking Statements

This news release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our expectations concerning the implementation and execution of our share repurchase program, including the anticipated execution of a $250 million ASR and our strategic growth initiatives. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

When considering forward-looking statements in this news release or that we make in other reports or statements, you should keep in mind the cautionary statements in this news release and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this news release speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.
Media Contact
Maddie Lupori
Media@wingstop.com
Investor Contact
Kristen Thomas
IR@wingstop.com